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                                                                    EXHIBIT 11.1

                            APS HOLDING CORPORATION
                        COMPUTATION OF INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             THREE MONTHS ENDED APRIL 25,
                                             ----------------------------
                                                 1996            1995
                                             ------------    ------------
Weighted average shares of common
      stock outstanding                         13,728          13,722

Shares issuable on assumed exercise
      of stock options                             157             187
                                             ------------    ------------

Weighted average shares for primary
      net income per share                      13,885          13,909

Incremental shares issuable on assumed
    exercise of stock optons to reflect
     maximum dilutive                               14               0
                                             ------------    ------------

Weighted average shares for fully diluted
      net income per share                      13,899          13,909
                                             ------------    ------------
                                             ------------    ------------

Net income                                      $1,362          $3,758
                                             ------------    ------------
                                             ------------    ------------


Primary net income per share                     $0.10           $0.27
                                             ------------    ------------
                                             ------------    ------------


Fully diluted net income per share               $0.10           $0.27
                                             ------------    ------------
                                             ------------    ------------